UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (date of earliest event reported): July 14, 2006
Aastrom Biosciences, Inc.
(Exact name of registrant as specified in its charter)

Michigan	0-22025	94-3096597
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)
24 Frank Lloyd Wright Drive
P.O. Box 376
Ann Arbor, Michigan 48106
(Address of principal executive offices)
Registrant’s telephone number, including area code:
(734) 930-5555
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officer
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT 99.1
EXHIBIT 99.2
EXHIBIT 99.3

Explanatory Note: Concluding the management transition process initiated in December 2005, Aastrom Biosciences, Inc. has retained George W. Dunbar, Jr. as its new President and Chief Executive Officer and has added Mr. Dunbar to its Board of Directors. As part of this transition, Dr. R. Douglas Armstrong has stepped down as Chief Executive Officer (and has agreed to assist with the transition as a consultant) and will continue as Chairman of the Board of Directors for the remainder of his term. Mr. James Cour has resigned his position as President, and entered into a Separation Agreement. The changes in management are discussed more fully in Item 5.02 below, while the new agreements with Mr. Dunbar, Dr. Armstrong and Mr. Cour are discussed in Item 1.01 below.
Item 1.01 Entry into a Material Definitive Agreement.
     (a) Employment Agreement with George Dunbar.
     On July 17, 2006, Aastrom entered into an “at will” employment agreement with George W. Dunbar, Jr. for Mr. Dunbar to be employed as the President and Chief Executive Officer of Aastrom commencing on July 17, 2006. Mr. Dunbar will also serve on the Board of Directors of Aastrom, subject to his periodic election by the shareholders.
     Mr. Dunbar will receive a salary of $375,000 per year, subject to annual review and adjustment. Mr. Dunbar will be eligible to receive a discretionary cash bonus (as a participant in Aastrom’s existing cash performance bonus program) based upon his performance, as determined by the Board of Directors, for up to 40% of his base salary. He will also receive customary fringe benefits (such as vacation, health insurance coverage, death or disability insurance and 401(k) retirement contributions) and will be entitled to reimbursement of “Relocation Costs” (as defined in the agreement), which will not exceed $75,000 without the prior approval of Aastrom.
     Mr. Dunbar is entitled to incentive compensation as determined by Aastrom’s Board of Directors under the 2004 Equity Incentive Plan. He has been granted an initial stock option to purchase 2,500,000 shares (with an exercise price of $1.38, the fair market value on July 17, 2006, which is the date of grant) of which (a) 2,000,000 shares are subject to time vesting (with 25% vesting on the first anniversary and the remaining 75% to vest monthly over the following three years), and (b) 500,000 shares are subject to vesting based upon performance objectives as well as time vesting over four years. Additionally, beginning in September 2007, Mr. Dunbar will receive annual stock option grants (targeted for 400,000 shares per year) subject to both the time vesting and performance vesting. In the event of his termination by the Company without “Cause” or by Mr. Dunbar for “Good Reason” within one year following a “Change of Control” (in each case, as those terms are defined in the Agreement), the vesting of all his stock options will accelerate, with all options becoming fully exercisable. Additionally, if his employment is terminated by the Company without “Cause” after July 17, 2007 or if he terminates his employment for “Good Reason,” one half of Mr. Dunbar’s unvested stock options will become exercisable.
     If Mr. Dunbar’s employment is terminated without “Cause” or if he terminates his employment for “Good Reason” (in each case, other than in conjunction with a “Change of Control”), he will be entitled to a severance payment equal to his base salary at termination. If Mr. Dunbar’s employment is terminated within one year following a “Change in Control,” he will be entitled to: (a) if the termination is by the Company and is without “Cause”, a severance payment equal to two times his base salary at termination plus his targeted annual cash bonus, or (b) if he terminates his employment for “Good Reason”, a severance payment equal to his base salary at termination, plus one-half the targeted annual cash bonus.
     The foregoing summary is qualified in its entirety by reference to the Employment Agreement, filed herewith as Exhibit 99.1.
     (b) Consulting Agreement with Dr. Armstrong.
     Effective as of July 17, 2006, Aastrom has entered into a consulting agreement with R. Douglas Armstrong, Ph.D., to cover transition services the Company may need above and beyond what Dr. Armstrong is already required to provide or that are expected of a non-employee director. For the period running through November 2, 2006, Dr. Armstrong will provide assistance with management transition matters and other services requested by Mr. Dunbar.

Dr. Armstrong will receive (i) a retainer of $5,000 per month for the four months ending with October 2006, (ii) $2,000 for each day Dr. Armstrong provides services under the consulting agreement, and (iii) reimbursement of any reasonable expenses incurred in providing these services, consistent with the Company’s customary expense reimbursement policies and practices.
     The foregoing summary is qualified in its entirety by reference to the Consulting Agreement, filed herewith as Exhibit 99.2.
     For his service as a member of the Board of Directors, Dr. Armstrong will receive compensation under Aastrom’s existing nonemployee director compensation program, with the cash and equity incentive grants pro-rated for the remaining portion of his current term as a director. On July 17, 2006, the date Dr. Armstrong become a nonemployee director, options and restricted stock were granted under the Aastrom Biosciences, Inc. 2004 Equity Incentive Plan (the “2004 Plan”). The stock option was for 3,000 shares of common stock (reflecting the prorated period of time until Dr. Armstrong is expected to be presented for election at an Annual Meeting of Shareholders) at an exercise price of $1.38 per share, which was equal to the fair market value of a share of the company’s stock on July 17, 2006 (the date of grant). The vesting and service requirements for this option are similar in all material respects to the grant of stock options to other nonemployee directors under the 2004 Plan. In particular, the stock option vests and becomes exercisable in increments over the remaining period of Dr. Armstrong’s term as a director, and terminates on the tenth anniversary of the date of grant, unless earlier terminated as a result of termination of service. The restricted stock grant was for 3,300 shares, with all shares vesting one year after the date of grant.
     (c) Separation Agreement with Mr. Cour.
     On July 14, 2006, Aastrom entered into a Separation Agreement with James A. Cour, Aastrom’s President and Chief Operating Officer, which provided for the termination of his employment with Aastrom. The Separation Agreement notes that the termination is without “cause”, which results in the payment to him under his Employment Agreement of (i) his base salary through the date of termination, (ii) accrued and unused vacation time, and (iii) severance payments equal to nine months of his current salary. Additionally, Aastrom agreed to (i) reimburse Mr. Cour for nine months of continued medical, dental and vision insurance coverage under COBRA, (ii) accelerate by nine months the vesting of his existing stock options and restricted stock, and (iii) preserve Mr. Cour’s eligibility for a discretionary bonus awarded under Aastrom’s bonus plan for the fiscal year ended June 30, 2006.
     The foregoing summary is qualified in its entirety by reference to the Separation Agreement, filed herewith as Exhibit 99.3.
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officer.
     (b) Effective as of July 17, 2006, Aastrom’s current Chief Executive Officer, R. Douglas Armstrong, Ph.D., stepped down as CEO and terminated his employment arrangement with the Company. Dr. Armstrong will continue as Chairman of the Board of Directors for the remainder of his term, subject to his reelection by the shareholders, with responsibilities and committee assignments determined by the Board from time-to-time. Dr. Armstrong will also continue to be available as a consultant to assist with management transition issues. The material terms of Dr. Armstrong’s consulting agreement are discussed in Item 1.01 above.
          On July 14, 2006, Mr. James Cour, Aastrom’s President and Chief Operating Officer, resigned from his positions with Aastrom. The material terms of Mr. Cour’s separation agreement are discussed in Item 1.01 above.
     (c) As part of the management transition process described above, effective as of July 17, 2006, Aastrom has appointed Mr. George W. Dunbar, Jr. as its President and Chief Executive Officer. Mr. Dunbar, age 59, has more than twenty-five years of experience in the healthcare field, including the biotech, pharmaceutical, diagnostic and device sectors. During this period, he has spent more than fifteen years as a chief executive officer of established and early-stage healthcare companies. Mr. Dunbar currently serves on the board of directors of Competitive Technologies and Sonus Pharmaceuticals as well as on the MBA Advisory Board of the Auburn University College of Business. From 2004 through 2005, he was the Chief Executive Officer of Quantum Dot

Corporation. From 2003 through 2004 he was Chief Executive Officer of Targesome, Inc. and also served on the Business Advisory Board of Ulteria Capital Ltd. From 2001 through 2002, Mr. Dunbar was Chief Executive Officer of Epic Therapeutics. Prior to 2001, he served at various times as Chief Executive Officer of Cytotherapeutics, Stem Cells, Inc. and Metra Biosystems, and in management positions with the Ares-Serona Group and Amersham International.
     The material terms of Mr. Dunbar’s employment agreement are discussed in Item 1.01 above.
     (d) As part of the management transition process, the Board of Directors has elected George W. Dunbar, Jr. to the Board of Directors, effective as of July 17, 2006. Mr. Dunbar was added to the class of directors whose terms expire at the Annual Meeting of Shareholders in 2007. Since he is not considered “independent” under the Nasdaq rules, the Board does not anticipate adding Mr. Dunbar to any Board committees.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description
99.1	Employment Agreement, dated July 17, 2006, between Aastrom Biosciences, Inc. and George W. Dunbar

99.2	Consulting Agreement, commencing on July 17, 2006, between Aastrom Biosciences, Inc. and R. Douglas Armstrong, Ph.D.

99.3	Separation Agreement, dated July 14, 2006, between Aastrom Biosciences, Inc. and James A. Cour

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: July 18, 2006

AASTROM BIOSCIENCES, INC.
By:	/s/ Gerald D. Brennan, Jr.
Gerald D. Brennan, Jr.
Vice President Administrative and Financial Operations, Chief Financial Officer

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